Q1 Highlight Video Transcript

Graphic 1:
$AREN
Q1 2025 Financial Results
Graphic 2:
3rd straight profitable quarter
Graphic 3:
Q1 revenue $31.8M
Graphic 4:
$4.0M net income from continuing operations.
Q1 2024 WAS -12.7M
That's nearly a $17M improvement
Graphic 5:
Men's Journal, traffic increased 282% after first month of competitive publishing
Graphic 6:
Q2 2025 Guidance
- Revenue of $40 - $45 million
- Income from continuing operations $9 - $11 million
Graphic 7:
Next up: TravelHost. Stay tuned!

Forward-Looking Statements

This Video of The Arena Group Holdings, Inc. (the "Company," "we," "our," and "us")
contains certain forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act
of 1934, as amended (the "Exchange Act"). Forward-looking statements relate to future events
or future performance and include, without limitation, statements concerning our business
strategy, future revenues and income from continuing operations, cost reductions, market
growth, capital requirements, product introductions, expansion plans and the adequacy of our
funding and our ability to alleviate the conditions that raise substantial doubt about our ability to
continue as a going concern (as disclosed in our Annual Report on Form 10-K for the year

ended December 31, 2024 filed with the SEC on April 15, 2025 (the “2024 10-K”) and in our
other SEC filings and publicly available documents). Other statements contained in this Press

Release that are not historical facts are also forward-looking statements. We have tried,
wherever possible, to identify forward-looking statements by terminology such as “may,” “will,”
“could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and
other stylistic variants denoting forward-looking statements.
We caution investors that any forward-looking statements presented in this Video, or
that we may make orally or in writing from time to time, are based on information currently
available, as well as our beliefs and assumptions. The actual outcome related to forward-looking
statements will be affected by known and unknown risks, trends, uncertainties, and factors that
are beyond our control or ability to predict. Although we believe that our assumptions are
reasonable, they are not guarantees of future performance, and some will inevitably prove to be
incorrect. As a result, our actual future results can be expected to differ from our expectations,
and those differences may be material. Accordingly, investors should use caution in relying on
forward-looking statements, which are based only on known results and trends at the time they
are made, to anticipate future results or trends. We detail other risks in our public filings with the
Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A, Risk Factors, in
the 2024 10-K and in in Quarterly Report on Form 10-Q for the quarter ended March 31, 2025
(the “Q1 10-Q”). The discussion in this Video should be read in conjunction with the
consolidated financial statements and notes thereto included in Part II, Item 8 in the 2024 10-K
and in the Q1 10-Q.

This Video and all subsequent written and oral forward-looking statements attributable

to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this Video except as may be required by law.